Exhibit 10.39

Amendment to Officer Loan Agreement

This Amendment (the “Amendment”), effective August 16, 2024, is entered into between Kairos Pharma Ltd., a Delaware corporation (the “Company”), and Doug Samuelson (“Holder”). Such terms not otherwise defined herein shall have the meaning ascribed in the Notes (as defined below).

RECITALS

A.	The Company issued a promissory note (the “Notes”) to Holder on April 26, 2024 for $26,000, following the Holder’s making a loan to the Company of $26,000 (the “Principal”).

B.	The Note bears interest at a rate of 7.5% per annum (the “Interest”).

C.	The Company and Holder desire for the Principal and Interest owed under the Notes to automatically convert into shares of the Company’s common stock following completion of the Company’s initial public offering (“IPO”).

D.	All terms defined above shall be incorporated into the Amendment to the Notes.

Now, therefore, in consideration of the agreements, promises, covenants and provisions contained in this Amendment, the Company and Holder agree as follows:

1.	All Principal and Interest due under the Note will automatically convert into shares of the Company’s common stock, par value $0.001 per share, at the per share price of the Company’s offered in the IPO, which is anticipated to be $4.00 per share, subject to adjustment based on any changes in the IPO.

2.	Such shares shall be issued to the Holder with a standard restrictive legend and shall be eligible to have such legend removed in accordance with Rule 144 of the Securities Act of 1933, as amended.

3.	Except as modified and amended hereby, the Note shall remain in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

Kairos Pharma Ltd.

By:	/s/ John S. Yu	/s/ Doug Samuelson
	John S. Yu, CEO	Doug Samuelson